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                                                                     EXHIBIT 4.4

                                ESCROW AGREEMENT

     THIS AGREEMENT is made as of the day of September, 1998 by and among MUSTANG SOFTWARE, INC., with its principal office at 6200 Lake Ming Road, Bakersfield, CA 93306 (hereinafter the "Company"), the "Purchasers" specified on Schedule A attached hereto, with their respective principal offices at the addresses set forth in Schedule A, SETTONDOWN CAPITAL INTERNATIONAL LTD.,
(the "Placement Agent") located at Charlotte House, Charlotte Street, P.O. Box
N. 9204, Nassau, Bahamas, and GOLDSTEIN, GOLDSTEIN & REIS, LLP, 65 Broadway, 10th Fl., New York, NY 10006 (hereinafter the "Escrow Agent").

                              W I T N E S S E T H:

          WHEREAS, the Purchasers will be purchasing Common Stock, Preferred Stock and Warrants (collectively the "Initial Shares"), from the Company at a purchase price as set forth in a Securities Purchase Agreement (the "Agreement") dated as of September , 1998, which will be issued as per the terms contained herein and in the Agreement executed by the Company and Purchaser; and

          WHEREAS, the Company will be issuing Common Stock, Preferred Stock, and Warrants (also referred to as the Initial Shares) to the Placement Agent pursuant to the Agreement; and

           WHEREAS, the Company shall have a Put of additional Common Stock to the Purchasers for the remainder of the Commitment Amount after the Initial Shares Investment Amount and the Purchase Price for the Preferred Stock has been paid to the Company, in accordance with the terms and conditions in the Agreement; and

          WHEREAS, it is intended that the purchase of Securities be consummated in accordance with the requirements set forth by Regulation D promulgated under the Securities Act of 1933, as amended; and

          WHEREAS, the Company has requested that the Escrow Agent hold the Initial Shares Investment Amount, and the remainder of the Commitment Amount in escrow until the Escrow Agent has received the Initial Shares, and the Put Shares. The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's discretion immediately available funds to the Company's account and arrange for delivery of the Initial Shares, and Put Shares to the Investors, and the shares of Preferred Stock, Common Stock and Warrants to the Placement Agent as per the terms and conditions in the Agreement.

          NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                   TERMS OF THE ESCROW FOR THE INITIAL SHARES

          1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Initial Shares.

          1.2 Upon Escrow Agent's receipt of the Initial Shares Investment Amount into its attorney trustee account, it shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

          1.3 The Company, upon receipt of said notice and acceptance of the Agreement by both parties, as evidenced by the Company's and the Purchasers and Placement Agent's execution


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thereof, shall deliver to the Escrow Agent the Initial Shares and the Securities
issued to the Placement Agent. Escrow Agent shall then communicate with the Company to confirm the validity of such issuance.

          1.4 Once Escrow Agent confirms the validity of the issuance of the Initial Shares and the Securities issued to the Placement Agent, the Escrow Agent shall immediately wire that amount of funds necessary to purchase the Initial Shares per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" directing payment of Placement Agent fees, and administrative, legal and escrow fees as per the terms of the Agreement, such fees are to be remitted to in accordance with wire instructions that will be sent to Escrow Agent from the Company, with the net balance payable to the Company. Once the funds (as set forth above) have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Purchasers and the Placement Agent.

                                    ARTICLE 2

                     TERMS OF THE ESCROW FOR THE PUT SHARES

          2.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Put Shares.

          2.2 Upon Escrow Agent's receipt of confirmation in writing that the Company has properly served a Put Notice in accordance with the Agreement, and once it has received the Purchase Price for the Put Shares into its attorney trustee account, it shall notify the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

          2.3 The Company, upon receipt of said notice and acceptance by the Purchasers, as evidenced by written notice by the Purchasers, shall deliver to the Escrow Agent the Put Shares being purchased, along with the Securities being issued to the Placement Agent (as per the terms of the Subscription Agreement). Escrow Agent shall then communicate with the Company to confirm the validity of such issuance.

          2.4 Once Escrow Agent confirms the validity of the issuance of the Put Shares along with the Securities being issued to the Placement Agent (as per the terms of the Subscription Agreement), he shall immediately wire that amount of funds necessary to purchase of the Put Shares per the written instructions of the Company. The Company will furnish Escrow Agent with a "Net Letter" directing payment of placement agent fees and legal, administrative and escrow fees as per the terms of the Agreement. Such fees are to be remitted to in accordance with wire instructions that will be sent to Escrow Agent from the Company, with the net balance payable to the Company. Once the funds have been received per the Company's instructions, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Purchasers and the Placement Agent.

                                    ARTICLE 3


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                                  MISCELLANEOUS

          3.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

          3.2 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:


          (a)  Mustang Software, Inc.
               6200 Lake Ming Road
               Bakersfield, CA 93306
               Attention: Jim Harrer
               Facsimile: (805) 873-2457
               Telephone: (805) 873-2500


          (b) If to the Purchasers, at the addresses set forth on Schedule A hereto.

          (c)  Settondown Capital International Ltd.
               Charlotte House, Charlotte Street
               P.O. Box N. 9204
               Nassau, Bahamas
               Attention: Anthony L. M. Inder Riden
               Telephone: (242) 325-1033
               Facsimile: (242) 323-7918

          (d)  Goldstein, Goldstein & Reis, LLP
               65 Broadway, 10th Fl.
               New York, NY  10006
               Attn:  Sheldon E. Goldstein, Esq.
               Telephone: (212) 809-4220
               Facsimile: (212) 809-4228

     or to such other person at such other place as shall designated in writing;


          3.3 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

          3.4 This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.

          3.5 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this


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Agreement.

          3.6 The Company acknowledges and confirms that it is not being represented in a legal capacity by Goldstein, Goldstein & Reis, LLP and it has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement.

          3.7 This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

          3.8 This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company, any of the Purchasers or the Placement Agent attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Purchasers in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, its only duty, until receipt of notice from the Company and the Purchasers or their agent that a successor escrow agent shall have been appointed, shall be to hold and preserve the funds. Upon receipt by the Escrow Agent of said notice from the Company and the Purchasers of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the funds, the Escrow Agent shall promptly thereafter transfer all of the funds held in escrow to said successor escrow agent. Immediately after said transfer, the Escrow Agent shall furnish the Company and the Purchasers with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company or the Purchasers after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Purchasers to transfer the funds to a successor escrow agent or to return same to the respective parties.

          3.9 The Escrow Agent shall be reimbursed by the Company and the Purchasers for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

          3.10 The Escrow Agent shall not be liable for any


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action taken or omitted by it in good faith in accordance with the advice of the
Escrow Agent's counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

          3.11 The Company and the Purchasers warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement:

               (i) there is no security interest in the Securities or any part thereof;

               (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

               (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

          3.12 The Escrow Agent in its capacity as such has no liability hereunder to either party other than to hold the funds and the Securities and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent in its capacity as such from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Escrow.
     IN WITNESS WHEREOF, the parties hereto have cause this Escrow Agreement to be executed as of the ____ day of September, 1998.

                              MUSTANG SOFTWARE, INC.

                              By   /s/ JAMES A HARRER
                                ------------------------------
                                    James A Harrer, President


                              By  /S/ DONALD M. LEONARD
                                ------------------------------
                                   Donald M. Leonard,
                                   Chief Financial Officer

                              SETTONDOWN CAPITAL INTER-
                                NATIONAL LTD., Placement Agent

                              By  /s/ [SIGNATURE ILLEGIBLE]
                                ------------------------------

                              SETTONDOWN CAPITAL INTER-
                                NATIONAL LTD., Investor

                              By  /s/ [SIGNATURE ILLEGIBLE]
                                ------------------------------

                              THE CUTTY HUNK FUND LIMITED,
                              Investor

                              By  /s/ [SIGNATURE ILLEGIBLE]
                                ------------------------------


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                              CANAL, LTD, Investor

                              By  /s/ [SIGNATURE ILLEGIBLE]
                                -------------------------------

                              MANCHESTER ASSET
                              MANAGEMENT LTD, Investor

                              By  /s/ [SIGNATURE ILLEGIBLE]
                                -------------------------------

                              GOLDSTEIN, GOLDSTEIN & REIS, LLP,
                              Escrow Agent

                              By  /s/ SCOTT H. GOLDSTEIN
                                -------------------------------
                                Scott H. Goldstein